Exhibit 8.1

List of Significant Subsidiaries of the Registrant

As of April 30, 2023

Subsidiaries	Place of Incorporation
AMTD World Media and Entertainment Group	Cayman Islands
AMTD Assets Group	Cayman Islands
AMTD Properties (North America) Limited	Cayman Islands
AMTD Digital Financial Holdings Limited	British Virgin Islands
AMTD Digital Media Holdings Limited	British Virgin Islands
AMTD Digital Investments Holdings Limited	British Virgin Islands
AMTD Risk Solutions Limited	British Virgin Islands
PolicyPal Group Limited	British Virgin Islands
AMTD Direct Investment I Limited	British Virgin Islands
AMTD Biomedical Investment Limited	British Virgin Islands
AMTD Property Investment Holdings Limited	British Virgin Islands
AMTD Properties (HK) Limited	British Virgin Islands
Dense Globe Investments Limited	British Virgin Islands
AMTD Direct Investment IV Limited	British Virgin Islands
RCC Holdings Limited	Canada
Hotel Versante Limited	Canada
AMTD Digital Solutions Power Pte. Ltd.	Singapore
PolicyPal Pte. Ltd.	Singapore
BaoXianBaoBao Pte. Ltd.	Singapore
AMTD Risk Solutions Group Limited	Hong Kong
AMTD Digital Media Limited	Hong Kong
Fine Cosmos Development Limited	Hong Kong